Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Zhenghe Real Estate, Inc.

We consent to the use in the Prospectus constituting a part of this registration statement of our report dated February 25, 2009, relating to the consolidated financial statements of Zhenghe Real Estate, Inc. as of December 31, 2008 and 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Bagell, Josephs, Levine & Company, LLC
BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
Marlton, New Jersey

April 16, 2009